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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement"), dated as of July 30, 2001, is made and entered into by and between Novo Networks Operating Corp. (the "Corporation"), a Delaware corporation with its principal office in Texas, and John L. Higgins (the "Consultant"), an individual who resides in Nevada.

         WHEREAS, the business of the Corporation and its subsidiaries, Axistel Communications, Inc., Novo Networks Global Services, Inc., Novo Networks International Services, Inc. and e.Volve Technology Group, Inc. (the "Other Companies") is providing telecommunications services over a facilities-based network (the "Business"); and

         WHEREAS, the Consultant has significant experience in the telecommunications industry, including the business of telecommunications services, and the Corporation desires to retain the Consultant to perform certain advisory services upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Corporation and the Other Companies (together, the "Debtors") commenced chapter 11 cases in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on July 30, 2001; and

         WHEREAS, the Corporation intends to submit their retention of the Consultant to the Bankruptcy Court for approval if such approval is determined to be necessary or appropriate; and

         WHEREAS, the Consultant is willing to make its expertise and experience available to the Corporation and the other Debtors upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Term. The consulting relationship contemplated by this Agreement shall be effective as of July 30, 2001, and continue until the earlier of (i) the consummation of a sale, merger or other corporate transaction involving the Debtors or (ii) November 17, 2001, unless terminated earlier by at least seven (7) days' written notice of termination by either party.

         2. Services. During the Term the Consultant shall provide to the Corporation and the other Debtors the following services: general advice on network operations, design, configuration, and deployment, general advice on customer and vendor relations and general advice on business development.

         3. Fees. In consideration of his agreement to act as a Consultant pursuant to the terms of this Agreement, the Consultant shall be compensated as follows: $25,000 per month.


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         4.       Expenses. In connection with the services he provides to the
Corporation hereunder, the Corporation shall reimburse the Consultant for his reasonable and necessary documented expenses incurred at the request of the Corporation.

         5. Confidentiality. All information, knowledge and data relating to or concerned with the operations, business and affairs of either the Consultant, the Corporation or the other Debtors, as the case may be, which are exchanged by the parties hereto in connection with the performance by the Consultant of his duties hereunder shall be the property of the Corporation or the other Debtors, as the case may be, and be treated as confidential information and shall be held in a fiduciary capacity by the parties hereunder. The Consultant shall not disclose or divulge such information to any firm, person, corporation or other entity other than in connection with the performance of its duties hereunder.

         6. Independent Contractor. In performing the services provided for hereunder, the Consultant is acting as an independent contractor. Nothing herein shall be deemed to cause the relationship among the Consultant and the Corporation or the other Debtors to be considered that of principal and agent, employer and employee, master and servant, or that of partners or joint venturers. Any employees or representatives of the Consultant at any time during the term of this Agreement shall be in the employment of and under the supervision and responsibility of the Consultant. No person employed or retained by the Consultant either directly or indirectly shall be deemed by virtue of this Agreement, or any other agreement related to the Business, to be the servant, agent or employee of the Corporation or the other Debtors or any affiliate thereof for any purpose whatsoever.

         7. Assignment. By virtue of the nature of this Agreement as a personal service contract, the Consultant shall not be entitled to assign any of its rights or delegate any of its duties under this Agreement without the express written consent of the Corporation. Any assignment without the consent of the Corporation shall be void and of no effect.

         8. Confidentiality and Noncompetition. The Consultant acknowledges that in the course of his duties hereunder, he may have access to or the Debtors may disclose to him, certain confidential and proprietary information and trade secrets relating to their businesses and work. The Consultant acknowledges that he will neither use for any purpose other than the performance of his duties hereunder nor will he disclose, and that he will keep confidential, all information learned by or disclosed to him in the course of his performance hereunder which is not widely known or publicly disseminated (the "Information"), except as follows: (i) if the Consultant is required by law to make such disclosure; (ii) if the Consultant proposes to disclose Information to a prospective buyer, lender, merger candidate, investor or other party to a corporate transaction, then the Consultant shall (x) first identify such person or entity and obtain the Corporation's prior written consent to the scope and content of the proposed disclosure, and (y) prior to the Consultant's disclosure of any such Information to a prospective buyer, lender, merger candidate, investor, or other party to a corporate transaction, the Consultant shall first cause such person or entity to execute a confidentiality and noncompetition agreement in a form acceptable to the Corporation, such agreement to be executed by the Debtors only through its Chief Executive Officer. The Consultant agrees to bind his employees, agents or representatives, if any, to confidentiality and to take reasonable measures to ensure that confidentiality is


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observed and to prevent the negligent transmission of Information, including the marking of documents as confidential and safekeeping thereof.

         9. Rights and Remedies. The Consultant hereby agrees that for violation or threatened violation of any of the provisions of the preceding paragraph, the Debtors will have no adequate remedy at law and, in addition to other rights and remedies available hereunder or otherwise, shall be entitled to an injunction to be issued by any court of competent jurisdiction including, without limitation, the Bankruptcy Court's enjoining and restraining the Consultant from committing any violation of this Agreement or a related violation of applicable law and the Consultant hereby consents to the issue of such injunction. The covenants in this Agreement are independent of any other agreement to which the Consultant and the Corporation may be parties, and the existence of any claim or cause of action, whether predicated upon any such agreement or otherwise, shall not constitute a defense to the enforcement by the Debtors of said covenants.

         10. Duty of Consultant. For such time as the Consultant is engaged hereunder, the Consultant shall perform its duties honestly in good faith and with undivided loyalty and shall devote in good faith such time and effort as is necessary or appropriate to carry out such duties. The Consultant agrees to waive any consideration that might otherwise be payable by third parties to him during the Term of this Agreement (as set forth in Section 1), including, but not limited to, Qwest, pursuant to the Master Agent Agreement, as a result of any sales of capacity or routes by such third parties to the Debtors. This Agreement shall not preclude the Consultant from (i) seeking from any party a fee or other compensation in connection with a sale, merger or other corporate transaction involving the Debtors; (ii) making or participating in an offer involving any purchase, merger or other corporate transaction with the Debtors; or (iii) participating in such sales commission programs as may be instituted by the Debtors during the term of this Agreement. The Declaration, dated August 21, 2001, executed by the Consultant, is incorporated herein by reference.

         11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, with first-class postage fees prepaid, or if hand delivered against receipt or if sent via facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, to the applicable party at the address indicated below:

         If to the Consultant:

         John L. Higgins
         1301 Imperia Drive
         Henderson, NV 89052
         Telephone: 702-616-1999
         Facsimile: 702-616-9356


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         If to the Corporation:

         Novo Networks Operating Corp.
         300 Crescent Court, Suite 1760
         Dallas, TX 75201
         Attn: Steven R. Loglisci
         Telephone: 214-979-0232
         Facsimile: 214-979-0233

         With a copy to:

         The Bayard Firm, P.A.
         222 Delaware Avenue, Suite 900
         Wilmington, DE 19801
         Attn: Jeffrey M. Schlerf, Esquire
         Telephone: 302-655-5000
         Facsimile: 302-658-6395

         With a copy to:

         Legal Department
         300 Crescent Court, Suite 1760
         Dallas, TX 75201
         Telephone: 214-777-4176
         Facsimile: 214-777-4103

or, to each party, to such other address as shall be designated by such party in a written notice to the other party pursuant to the provisions of this Section
11. All such notices, requests, demands and other communications shall be effective when sent.

         12. Severability. In the event any part of this Agreement, for any reason, shall be finally adjudged by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate the remainder of this Agreement and this Agreement shall be reformed consistent with the original objectives of this Agreement. The invalidity of any part or parts of this Agreement shall not relieve the parties from their other duties and obligations under this Agreement.

         13. Waiver. The failure of either party to enforce any provision of this Agreement or exercise any right granted hereby shall not be construed to be a waiver of such provision or right nor shall it affect the validity of this Agreement or any part hereof or limit in any way the right of either party subsequently to enforce any such provision or exercise such right in accordance with its terms.


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         14.      No Third-Party Beneficiaries. This Agreement shall be
construed to be for the benefit of only the parties hereto and shall confer no right or benefit upon any other person based on the theory of third party beneficiaries or otherwise.

         15. Amendments. The term of this Agreement may be amended, modified, discharged, waived or terminated only by a written instrument executed by both parties or, in the case of a waiver, by the party waiving compliance, unless such waiver is conditional.

         16. Titles and Headings. The titles and headings included in this Agreement are inserted for convenience only and shall not be deemed to be a part of or considered in construing this Agreement, nor limit or otherwise affect the meaning hereof.

         17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

         18. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all other agreements, whether or written or oral. No amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         19. Applicable Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of Delaware without regard to choice-of-law principles thereof.

         20. Amendments; Waiver. This Agreement, including this paragraph 20, may not be amended except by an instrument in writing signed by both the Corporation (or its successor or assignee) and Consultant. Neither party shall be deemed to have waived any provision of this Agreement in the absence of an express written waiver. Any such waiver shall be limited to the specific provision and instance referred to therein and shall not constitute a general waiver of the provision waived or of any other provision.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.

                                           CORPORATION


                                           By: /s/ Steven R. Logilsci
                                               ---------------------------------
                                                   Steven R. Logilsci
                                                   Chief Executive Officer
                                                   Novo Networks Operating Corp.


                                          CONSULTANT

                                          By: /s/ John L. Higgins
                                              ----------------------------------
                                              John L. Higgins


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